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                                  EXHIBIT 10.7

                                    AGREEMENT
                                     BETWEEN
                                   F&M BANCORP
                            HOME FEDERAL SAVINGS BANK
                                       AND
                             RICHARD W. PHOEBUS, SR.

         AGREEMENT, dated as of the 16th day of November 1999, between F&M Bancorp, a Maryland corporation, Home Federal Savings Bank, a savings bank (together or separately hereinafter referred to as the "Employers") and Richard
W. Phoebus, Sr.(the "Executive").

WITNESSETH:

         WHEREAS, the Executive is presently an executive officer of the Employers; and

         WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that the Executive's employment with the Employers is terminated under specified circumstances detailed herein:

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) Average Annual Compensation. The Executive's "Average Annual Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employers or any subsidiary thereof during the five consecutive calendar years preceding the Date of Termination which yield the highest such average. Compensation shall include base salary and bonuses. Compensation shall not include fringe benefits such as automobiles or other perquisites, but shall include any pre-tax reduction for contributions to any tax qualified retirement plan, deferred compensation plan, or flexible benefits plan.

         (b) Cause. Cause shall mean (i) personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, after notice and an opportunity to cure the alleged breach, or a material breach by the Executive of any agreement on his part made herein.

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         (c) Change-in-Control of the Employers. Change-in-Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred relative to either or both of the Employers:

                    (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Employers (not including in the securities beneficially owned by such Person any securities acquired directly from the Employers or their Affiliates) representing 25% or more of the combined voting power of the Employers' then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

                    (ii) the following individuals cease for any reason to
                         constitute a majority of the number of directors then serving on the Board; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Employers) whose appointment or election by the Board or nomination for election by the Employers' shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (iii) there is consummated a merger or consolidation of the
                         Employers or any direct or indirect subsidiary of the Employers with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Employers outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Employers or any subsidiary of the Employers, at least 60% of the combined voting power of the securities of the Employers or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Employers (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Employers (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Employers or their Affiliates) representing 25% or more of the combined voting power of the Employers' then outstanding securities.

                    (iv) the shareholders of the Employers approve a plan of
                         complete liquidation or dissolution of the Employers or there is consummated an agreement for the sale or disposition by the Employers of all or substantially all of the

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                         Employers' assets, other than a sale or disposition by
                         the Employers of all or substantially all of the Employers' assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Employers in substantially the same proportions as their ownership of the Employers immediately prior to such sale;

                    (v) the Employers ceases to own, directly or indirectly, securities of any subsidiary representing 50% or more of the combined voting power of the subsidiary's then outstanding securities; or

                    (vi) there is consummated an agreement for the sale or
                         disposition by the Employers of all or substantially all of a subsidiary's assets, other than a sale or disposition by the Employers of all or substantially all of the subsidiary's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Employers in substantially the same proportions as their ownership of the subsidiary immediately prior to such sale; provided however, that such a sale or disposition should only be effective for those Executives, if any, employed by the subsidiary whose assets are so sold or otherwise disposed of, and not all participating Executives.

                         "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                         "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                         "Board" shall mean the boards of directors of either or both of the Employers as applicable.

                         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                         "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Employers or any of their subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Employers or any of their Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Employers in substantially the same proportions as their ownership of stock of the Employers.

         A "Potential Change-in-Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

         (i) the Employers enter into an agreement, the consummation of which would result in the occurrence of a Change-in-Control;

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         (ii)     the Employers or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change-in-Control;

         (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Employers representing 15% or more of either the then outstanding shares of common stock of the Employers or the combined voting power of the Employers' then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Employers or their affiliates); or

         (iv) the Board adopts a resolution to the effect that a Potential Change-in-Control has occurred.

         (d) CODE. Code shall mean the Internal Revenue Code of 1986, as amended.

         (e) DATE OF TERMINATION. "Date of Termination" shall mean:

                  (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

         (f) DISABILITY. Termination by the Employers of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (g) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive based on:

                  (i) without the Executive's express written consent, the assignment by the Employers to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Employers immediately prior to a Change-in-Control of the Employers, or a material change in the Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to such a Change-in-Control, or any removal of the Executive from or any failure to re-elect or re-appoint the Executive to any of such responsibilities, titles or offices, except in connection with the termination of the Executive's employment for Cause, Disability or Retirement or as a result of the Executive's death or by the Executive other than for Good Reason, or assignment by the Employers to the Executive of duties which cannot effectively be performed at the Employer's principal offices at Washington or Frederick County, Maryland, (ii) without the Executive's express written consent, a reduction by the Employers in the Executive's compensation as in effect on the date of the Change-in-Control of the Employers or as the same may be increased from time to time thereafter,
(iii) without the Executive's express written consent, a failure by the Employers to provide the Executive with the same fringe benefits that were provided to the Executive immediately prior to a Change-in-Control of the Employers, or with a package of fringe benefits (including paid vacations) that, though one or more of such benefits may vary from

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those in effect immediately prior to such Change-in-Control, is substantially comparable in all material respects to such fringe benefits taken as a whole,
(iv) any purported termination of the Executive's employment for Cause or Disability which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or (v) the failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 6 hereof.

         (h) IRS. IRS shall mean the Internal Revenue Service.

         (i) NOTICE OF TERMINATION. Any purported termination by the Employers for Cause or Disability or by the Executive for Good Reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which:

                  (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers' termination of Executive's employment for Cause, and (iv) is given in the manner specified in Section 7 hereof.

2.       BENEFITS UPON TERMINATION

         (a) If the Executive's employment by the Employers shall be terminated subsequent to a Change-in-Control or Potential Change-In-Control of the Employers (i) by the Employers other than for Cause, Disability, or as a result of the Executive's death, or (ii) by the Executive for Good Reason, then the Employers shall, subject to the provisions of Section 3 hereof, if applicable, pay to the Executive an amount equal to the sum of 3.0 times the Executive's Average Annual Compensation. Such payment shall be made in thirty-six (36) equal monthly installments, beginning on the first day of the month following the month in which the Executive's employment as terminated.

         (b) If the Executive's employment by the Employers shall be terminated prior to a Change-in-Control or Potential Change-in-Control of the Employers other than for Cause, the Employers shall pay the Executive an amount equal to one and one-half (1.5) times the Executive's Average Annual Compensation. Such payment shall be made in eighteen (18) equal monthly installments, beginning the first day of the month following the month during which the Executive's employment is terminated.

3.  MITIGATION; EXCLUSIVITY OF BENEFITS.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

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         (b)      The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

4. COMPETITION; CONFIDENTIAL INFORMATION.

         The Executive and the Employers recognize that due to the nature of his employment, and his relationship with Employers, the Executive has had and will have access to, and has acquired and will acquire, and has assisted and will assist in developing, confidential and proprietary information relating to the business and operations of Employers and their affiliates, including, without limiting the generality of the foregoing, information with respect to their present and prospective services, systems, clients, customers, agents, and sales and marketing methods. The Executive acknowledges that such information has been and will be of central importance to Employer's business and that disclosure of it to or its use by others could cause substantial loss to Employers. The Executive and Employers also recognize that an important part of the Executive's duties will be to develop good will for Employers through his personal contact with clients of Employers and that there is a danger that this good will, a proprietary asset of Employer's may follow the Executive if and when his relationship with Employers is terminated. The Executive accordingly agrees as follows:

              (a) The Executive agrees that, upon termination of his employment hereunder:

                   (i) The Executive will not directly or indirectly accept employment within a radius of fifty (50) miles measured from 122-128 West Washington Street, Hagerstown, Md. 21741-1179 with any other banking institution or affiliate thereof, or in connection with any employment outside of the fifty (50) mile radius solicit any of the banking business of clients or customers of the Employers or any of their affiliates for a period of two years from the date of such termination.

                   (ii) The Executive will not in connection with any employment outside of the fifty (50) mile radius directly or indirectly solicit the banking business of any potential client who had been identified and discussed as such within the Employers by the time of such termination for a period of two years from such termination. In the event that the Executive violates the provisions of this subparagraph without knowledge of such violation, upon notice from the Employers informing him of the nature of such violation, the Executive shall immediately terminate any actions which constitute such violation.

              (b) The Executive shall not retain copies of any documents (including without limitation, customer lists) containing any such trade secrets or confidential or proprietary information of the Employers or their affiliates.

              (c) It is recognized that damages in the event of breach of any provision of this paragraph 4 by the Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Employers, in addition to and without limiting any other remedy or right they may have, shall have the right to an injunction or other

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                  equitable relief in any court or competent jurisdiction,
                  enjoining any such breach; and the Executive hereby waives any and all defenses he may have on the ground of the lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Employers may have.

5.         WITHHOLDING.

         All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

6.        ASSIGNABILITY.

         The Employers may assign this Agreement and their rights hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

7.         NOTICE.

         For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                  To the Employers:         F&M Bancorp

                                            Attn:  Faye E. Cannon, President
                                            P.O. Box 518
                                            Frederick, Maryland 21705

                  To the Executive:         Richard W. Phoebus, Sr.
                                            1419 Lindsay Lane
                                            Hagerstown, Md. 21742

8.        AMENDMENT; WAIVER.

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be

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deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

9.        GOVERNING LAW.

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland.

10.       NATURE OF EMPLOYMENT AND OBLIGATIONS.

         (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employers and the Executive, and the Employers may, subject to such other arrangements as may exist between the Employers and the Executive, terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         (b) Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

         (c) The obligations of the Employers under the terms of this Agreement shall be enforceable by the Executive on the basis of the respective Employers' joint and severable liability.

11.      TERM OF AGREEMENT.

         This Agreement shall terminate three (3) years after the date first above written; provided that on or prior to the first anniversary of the date first above written and each anniversary thereafter, the Boards of Directors of the Employers shall consider (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including Executive's performance as an employee) renewal of the term of this Agreement for an additional one (1) year, and the term of this Agreement shall be so extended unless the Boards of Directors of Employers do not approve such renewal and provide written notice to the Executive, or the Executive gives written notice to the Employers, thirty (30) days prior to the date of any such anniversary, of such party's or parties' election not to extend the term beyond their then scheduled expiration date; and provided further that, notwithstanding the foregoing to the contrary, this Agreement shall be automatically extended for an additional one (1) year upon a Change-in-Control of the Employers.

12.      HEADINGS

         The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.      VALIDITY.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the

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validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

14.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

15.       REGULATORY PROHIBITION.

         Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Employers and the Executive hereunder shall be suspended or limited, as the case may be, in the event that the FDIC prohibits or limits, by regulation or order, any payment hereunder pursuant to Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)).

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

         Attest: F&M BANCORP, FOR ITS SELF AND ITS SUBSIDIARY, HOME FEDERAL SAVINGS BANK

______________________              By:     ______________________________
                                                     Faye E. Cannon, President
                                                     and Chief Executive Officer

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Witness                                              Richard W. Phoebus, Sr.,
                                                     Executive